POWER OF ATTORNEY

            KNOW EVERYONE BY THESE PRESENTS, which are intended to constitute a Power of Attorney, that I, CARL C. ICAHN, residing at Museum Towers, 15 W. 53rd Street, Apt. 51C, New York, N.Y., do hereby appoint THEODORE ALTMAN, residing at 94 Haights Cross Road, Chappaqua, New York.

            MY ATTORNEY-IN-FACT TO ACT: As Attorney-In-Fact for the limited purpose of executing (i) amendments to statements on Schedule 14D-1 in connection with those certain tender offers (the "McNeil Tender Offers") with respect to each of McNeil Pacific Investors Fund 1972, Ltd., McNeil Real Estate Fund V, Ltd., McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.McNeil Real Estate Fund XXIV, L.P. and McNeil Real Estate Fund XXV, L.P.; (ii) a Schedule 13D and all amendments thereto, in connection with the McNeil Tender Offers, including joint filing agreements in connection thereto; (iii) Forms 3,4 and 5, and all amendments thereto, in connection with the McNeil Tender Offers; (iv) amendments to statements on Schedule 14D-1 in connection with those certain tender offers (the "Shelter Tender Offers") with respect to each of Shelter Properties I Limited Partnerhsip, Shelter Properties II Limited Partnership, Shelter Properties III Limited Partnership, Shelter Properties IV Limited Partnership, Shelter Properties V Limited Parternship and Shelter Properties VI Limited Partnership; (v) a Schedule 13D and all amendments thereto, in connection with the Shelter Tender Offers, including joint filing agreements in connection thereto; and (vi) Forms 3, 4 and 5, and all amendments thereto, in connection with the Shelter Tender Offers.

            To induce any third party to act hereunder, I hereby agree that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that revocation or termination hereof, shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such third party.

            IN WITNESS WHEREOF, I have hereunto signed my name this 9th day of November, 1995.

                                          /s/ Carl C. Icahn
                                          Carl C. Icahn

STATE OF NEW YORK }
COUNTY OF NEW YORK}

            On  November  9, 1995  before me,  Alice  Blumberg  the  undersigned officer, personally appeared CARL C. ICAHN, known personally to me to be the individual described in and who executed the foregoing instrument and acknowledged that he executed the same.

                                          /s/ Alice Blumberg
                                          Notary Public

[Signature Page to Power of Attorney for McNeil and Shelter Partnerships]


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